Exhibit 99.1

PRESS RELEASE

BRONCO DRILLING COMPANY ANNOUNCES SIGNING OF AGREEMENT FOR ACQUISITION OF DRILLING RIGS

OKLAHOMA CITY, Sept. 19 /PRNewswire-FirstCall/ — Bronco Drilling Company, Inc. (Nasdaq: BRNC - News), a Delaware corporation, announced today that it has entered into a definitive purchase and sale agreement to acquire the assets of Eagle Drilling LLC, located in Norman, Oklahoma, for cash consideration of $50 million.

The purchase includes five operating rigs, one rig currently being refurbished, and six inventoried rigs. The acquisition also includes excess rig equipment and inventory. All five of the operating rigs are currently working in Texas in the Barnett Shale. The rigs range from 450 to 1,700 horsepower with an average of approximately 950 horsepower. Upon completion of this acquisition and our recently announced Thomas acquisition, Bronco’s rig fleet will increase to 62 rigs, of which 30 will be operating and 32 will either be in the refurbishment process or held in inventory.

The transaction is expected to close during the fourth quarter of 2005, and is subject to standard conditions to closing including satisfactory conclusion to the Company’s due diligence review.

Frank Harrison, Bronco’s Chief Executive Officer, said, “We are pleased to be able to continue the growth of the Company through strategic acquisitions. The Thomas acquisition will give us a platform into a new geographic area, and the Eagle acquisition will broaden our base in that area. These two acquisitions fit together nicely as we will have the management in place to expand into the Barnett Shale as well as the addition of an experienced refurbishment supervisor and crew to help expand our rig refurbishment capability to deploy our inventoried rigs.”

Bronco Drilling Company, Inc., is a publicly held company headquartered in Oklahoma City, Oklahoma, and is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is listed on The Nasdaq National Market under the symbol BRNC. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

The above statements include forward-looking statements and are subject to risks and uncertainties. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. The statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this release are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in its filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.